Exhibit 5.1

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To: Auris Medical Holding AG Bahnhofstrasse 21 6300 Zug Switzerland

Zurich, as of 1 November 2018

ANI / 8610676v18610341v1

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

Dear Madam, Dear Sir,

We have acted as Swiss counsel to Auris Medical Holding AG, Zug, Switzerland (the Company) in connection with the filing on the date hereof of a registration statement on Form F-3, which includes a prospectus to be supplemented by one or more prospectus supplements (the Prospectus) and the documents incorporated by reference therein (such registration statement, the Registration Statement) by the Company with the U.S. Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933, as amended (the Securities Act) for the purpose of registering under the Securities Act the offer and sale of certain securities, including registered common shares, par value of CHF 0.02 each of the Company, to be issued after the date hereof, as the case may be, being (i) 15,673 registered common shares, par value of CHF 0.02 each of the Company, to be sold by Hercules Capital, Inc. (Hercules) under one or several agreement(s) (each a Sale Agreement), such shares to be issued by the Company to Hercules upon exercise by Hercules of its right to acquire such shares on the basis of a certain warrant agreement dated as of 19 July 2016, as amended (the Agreement) between the Auris Medical Holding AG and Hercules (such right, the Warrant; such shares upon exercise of the Warrant, the Secondary Shares); (ii) such indeterminate number of registered common shares, par value of CHF 0.02 each of the Company, as may be issued and sold after the date hereof by the

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

Company from time to time at indeterminate prices, including upon conversion or exercise of any security offered under the Registration Statement that may be exercised for or converted into registered common shares, par value of CHF 0.02 each of the Company, with the maximum aggregate public offering price of all securities to be issued and sold by the Company under the Registration Statement not to exceed USD 100,000,000, as further described in the Registration Statement (the Primary Shares; the Secondary Shares and the Primary Shares, together the Shares and each a Share).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment.

Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)	a .pdf copy of the Registration Statement;

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

(b)	a .pdf copy of the Prospectus;

(c)	a .pdf copy of the Agreement;

(d)	a .pdf copy of the public deed on the resolution of the Company’s shareholders’ meeting dated 30 January 2018 approving the incorporation of the Company as well as the conditional share capital of the Company under its articles of association (the Incorporation Resolution);

(e)	a .pdf copy of the merger agreement between Auris Medical Holding AG and the Company dated 9 February 2018 (the Merger Agreement);

(f)	a .pdf copy of the public deed on the resolution of Auris Medical Holding AG’s shareholders’ meeting dated 12 March 2018 approving, inter alia, the merger into the Company in accordance with the Merger Agreement (the First Merger EGM Resolution);

(g)	a .pdf copy of the public deed on the resolution of the Company’s shareholders’ meeting dated 12 March 2018 approving, inter alia, the merger of Auris Medical Holding AG into the Company (the Second Merger EGM Resolution, and together with the Incorporation Resolution and the First Merger EGM Resolution, the GM Resolutions);

(h)	a .pdf copy of the certified articles of incorporation of the Company in their version of 31 October 2018 (the Articles); and

(i)	a .pdf copy of a certified excerpt from the daily registry (Tagebuchauszug) of the Commercial Register of the Canton of Zug dated 31 October 2018 (the Excerpt).

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

3.	Assumptions

In rendering the opinion below, we have assumed:

(a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

(b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

(c)	the GM Resolutions have been duly resolved in meetings duly convened and have not been rescinded or amended and are in full force and effect;

(d)	the Registration Statement has been duly filed by the Company;

(e)	the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles and the Excerpt as of the date hereof;

(f)	the sections of the Agreement expressed to be governed by the law of the State of New York are and will be valid, binding and enforceable under the law of the State of New York, and the choice of the law of the State of New York provided in the Agreement is valid under the law of the State of New York;

(g)	that the Agreement is valid and enforceable in accordance with its terms;

(h)	that neither the execution and delivery of the Agreement nor the transactions contemplated by the Agreement is or will be illegal or contrary to the laws of any relevant jurisdiction;

(i)	the exercise notice with respect to the Warrant for the issuance of the Secondary Shares to be issued out of the conditional share capital of the Company will be duly delivered in accordance with the Agreement;

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

(j)	the payment of the exercise price in connection with an exercise notice relating to Secondary Shares will be made in accordance with the Agreement;

(k)	the exercise notice with respect to any security offered under the Registration Statement that may be exercised for or converted into Primary Shares, for the issuance of Primary Shares to be issued out of the conditional share capital of the Company will be duly delivered in accordance with the terms of such security and the Registration Statement;

(l)	the payment of the exercise price in connection with an exercise notice relating to any security offered under the Registration Statement that may be exercised for or converted into Primary Shares, will be made in accordance with the terms of such security and the Registration Statement;

(m)	upon due delivery of the exercise notice and due payment of the exercise price with respect to Secondary Shares issued out of the conditional share capital of the Company, the Company will register the Secondary Shares issued out of the conditional share capital in the Company’s uncertificated securities book;

(n)	(i) a sufficient number of registered common shares, par value of CHF 0.02 of the Company will be available for issuance of the Shares on the basis of the Articles, (ii) the Registration Statement is effective and will continue to be effective, (iii) the offering and sale of and payment for the Shares or the issuance of Primary Shares upon conversion or exercise of any security offered under the Registration Statement that may be exercised for or converted into Primary Shares will be in accordance with the limitations referred to in the Registration Statement, (iv) the consideration received by the Company for the issuance and sale of the Shares will not be less than the nominal value of the Shares, (v) to the extent applicable, the Shares will be issued in accordance with articles 647-653h, 931a – 937 and 973c of the Swiss Code of Obligations (CO) as well as the relevant commercial register regulations, and (vi) the issuance and sale of the Shares will not violate and will be authorized by the Articles (as amended from time to time) or organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction of the Company;

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

(o)	prior to the time of delivery of any of the Primary Shares, the board of directors shall have duly established the terms of such Primary Shares and duly authorized the issuance and sale of such Primary Shares and such authorization shall not have been modified or rescinded; and

(p)	all Primary Shares will be sold in the manner stated in the Registration Statement and the relevant Prospectus.

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

4.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

1.	The Primary Shares, if and when such Primary Shares are issued pursuant to the Registration Statement, including upon conversion or exercise of any security offered under the Registration Statement that may be exercised for or converted into Primary Shares, will be validly issued, fully paid and non-assessable.

2.	The Secondary Shares that may be issued out of the conditional share capital of the Company in connection with the Agreement, if and when such Secondary Shares are issued pursuant to the Agreement, and after at least the exercise price as provided under the Agreement (being in no case below the nominal value of the Secondary Share) has been paid-in in cash, will be validly issued, fully paid and non-assessable.

5.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(c)	We express no opinion as regards the withdrawal of shareholders’ pre-emptive rights (Bezugsrechte) and as regards the withdrawal of shareholders’ preferential subscription rights (Vorwegzeichnungsrechte) in connection with any issuance of Shares.

(d)	We express no opinion as regards to any Sale Agreement.

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

(e)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Shares.

(f)	The issuance of any Shares out of conditional share capital requires sufficient conditional share capital at the time the holder of a financial instrument conferring exercise and/or conversion rights (incl. the Warrant) submits the exercise notice and pays (or sets off, as applicable) the exercise price as provided under the relevant financial instrument (incl. the Agreement with respect to the Warrant). We express no opinion as to the future availability of conditional share capital of the Company.

(g)	Any issuance of the Shares out of conditional share capital must be confirmed by the auditor of the Company, and amended articles of association of the Company reflecting the issuance of Shares out of the conditional share capital, together with ascertainments by the Company's board of directors in a public deed and said confirmation by the Company's auditor, must be filed with the competent commercial register no later than three months after the end of the Company's fiscal year.

(h)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement or the Prospectus.

(i)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

6.	Miscellaneous

(a)	We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.

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Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form F-3)

(b)	We hereby consent to the filing of this opinion on the date hereof with the Commission as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption ”Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

(c)	This opinion is governed by and shall be construed in accordance with the substantive laws of Switzerland, the ordinary Courts of Zurich having exclusive jurisdiction.

Yours faithfully,

/s/ Alex Nikitine

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